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                                                                    EXHIBIT 23.5

                       CONSENT OF ROBERTSON STEPHENS, INC.

      We hereby consent to the inclusion of and reference to our opinion dated August 15, 2001 to the Board of Directors of Cross Media Marketing Corporation ("Cross Media") in the Registration Statement on Form S-4 (the "Registration Statement") of Cross Media, covering common stock of Cross Media to be issued in connection with the proposed business combination involving Cross Media and LifeMinders, Inc. In giving the foregoing consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended (the "Securities Act"), or the rules and regulations promulgated thereunder, nor do we admit that we are experts with respect to any part of the Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations promulgated thereunder.

                                    /s/ Robertson Stephens, Inc.
                                    ----------------------------
                                    Robertson Stephens, Inc.
                                    San Francisco, California
                                    August 21, 2001